Exhibit 99.8

FORM OF BENEFICIAL OWNER ELECTION FORM

ENTERPRISE BANCORP, INC.

The undersigned acknowledges receipt of your letter and the enclosed materials referred to therein relating to the grant of non-transferable rights (the “Subscription Rights”) to purchase shares of common stock (the “Common Stock”) of Enterprise Bancorp, Inc. (the “Corporation”) pursuant to a subscription rights offering (the “Rights Offering”) as described further in the Corporation’s prospectus supplement dated                       , 2009 (the “Prospectus”), the receipt of which is hereby acknowledged.

With respect to any instructions to exercise (or not to exercise) Subscription Rights, the undersigned acknowledges that this form must be completed and returned such that it will be received by you by no later than 5:00 p.m., New York City time, on                          2009, the last business day prior to the scheduled expiration date of the Rights Offering.

This will instruct you whether to exercise Subscription Rights to purchase shares of the Common Stock distributed with respect to the shares of the Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the accompanying Instructions as to Use of Enterprise Bancorp, Inc. Rights Certificates.

CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION

Box 1.	☐	Please DO NOT EXERCISE SUBSCRIPTION RIGHTS for shares of Common Stock.

Box 2.	☐	Please EXERCISE SUBSCRIPTION RIGHTS for shares of Common Stock as set forth below:

Basic Subscription Right

☐	I elect to exercise ALL of my entitlement under my basic subscription right:

	rights	x	[ ]	=		x	$[ ]	=	$
(no. of rights)			(ratio)		(no. of new shares)		price/share			(required payment)

☐	I elect to exercise ONLY SOME of my entitlement under my basic subscription right:

	x	$[ ]	=	$
(no. of new shares)		price/share			(required payment)

Over-Subscription Opportunity

IF YOU HAVE FULLY EXERCISED YOUR BASIC SUBSCRIPTION RIGHT ABOVE and you wish to subscribe for additional shares of Common Stock, subject to availability and the conditions and limitations described in the Prospectus, please so indicate by checking the box below and completing the additional required information.

☐	I elect to subscribe to purchase additional shares pursuant to the Over-Subscription Opportunity:

	x	$[ ]	=	$
(no. of new shares)		price/share			(required payment)

Box 3.	☐	Total number of shares subscribed for and total subscription payment required:

	x	$[ ]	=	$
(no. of new shares – basic subscription		price/share			(total required payment)
right + over-subscription opportunity)

Box 4.	☐	Form of payment:

☐	Payment in the following amount is enclosed: $

☐	Please deduct payment of $ from my (our) following account maintained by you:

(Type of Account)	(Account Number)

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

• Irrevocably elect to purchase the number of shares of Common Stock indicated above upon the terms and conditions specified in the Prospectus; and

• Agree that if I (we) fail to pay for the shares of Common Stock that I (we) have elected to purchase, you may exercise any remedies available to you under the law.

Name of beneficial owner(s):

Signature of beneficial owner(s):

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation, or in any other fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Address:

Telephone Number:

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